ARTHUR ANDERSEN LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 31, 1996 included in Sano Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm in this registration statement.




ARTHUR ANDERSEN

Miami, Florida
         May 14, 1996